UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 6, 2009

BRIGHTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	033-55254-27	87-0438637

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8C Pleasant Street S. – 1st Floor, South Natick, MA	01760

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(508) 647-9710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Effective March 6, 2009, the Board of Directors of Brightec, Inc., a Nevada corporation (the “Company”) accepted the amicable resignation of Mr. David Geffen as a member of the Board of Directors of the Company. The Company does not intend to replace Mr. Geffen at this time.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	BRIGHTEC, INC.

	By:	/s/ Patrick Planche

	Name:	Patrick Planche
	Title:	President and Chief Executive Officer